Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Preston Romm	Kirsten Garvin
Chief Financial Officer	Director of Investor Relations
Tel: 760-931-5500	Tel: 760-476-3811
Email: investors@dothill.com	Email: kirsten.garvin@dothill.com

Dot Hill Announces Preliminary Financial Results and Restatement
of 2004 Unaudited Financials

Exceeds Fourth Quarter 2004 Revenue Guidance;
Total Year Revenue Increases 28 Percent Year Over Year

CARLSBAD, Calif.– February 3, 2005 – Dot Hill Systems Corp. (NASDAQ:HILL) today announced preliminary financial results for the fourth quarter ended December 31, 2004. The company expects to report an increase in net revenue to $65.5 million for the fourth quarter of 2004, compared to $57.5 million for the fourth quarter of 2003, and $57.0 million for the third quarter of 2004. This represents a 14 percent increase year over year and a 15 percent increase quarter over quarter. This revenue figure exceeded the guidance range of $60 to $64 million the company released in October 2004.

Financial Results

The company further expects to report net income for the fourth quarter of 2004 of $3.9 million, or $0.08 per share on a fully diluted basis. Net income for the fourth quarter of 2003 was $6.8 million or $0.14 per share on a fully diluted basis, and net income for the third quarter of 2004 was $3.5 million, or $0.07 per share on a fully diluted basis. On a pro forma basis, the company expects to report net income for the fourth quarter of 2004 of $4.6 million or $0.10 per share on a fully diluted basis, and third quarter 2004 net income of $4.2 million or $0.09 per share on a fully diluted basis. A table reconciling generally accepted accounting principles and pro forma net income, gross profit percentage and fully diluted earnings per share is provided below.

Gross profit for the fourth quarter of 2004 is expected to decrease to 23.5 percent as compared to fourth quarter 2003 gross profit of 29.8 percent, and third quarter 2004 gross profit of 25.8 percent. On a pro forma basis, gross profit is expected to decrease to 24.2 percent as compared to gross profit for the third quarter of 2004 of 26.8 percent. Gross profit decline for the fourth quarter of 2004 as compared to the third quarter of 2004 can be attributed, in part, to increased shipments of the SANnet® II Serial ATA product which carries a lower gross margin. Shipments of SANnet II Serial ATA accounted for 8 percent of revenue, while SANnet II Fibre Channel accounted for 48 percent of revenue, SANnet II SCSI accounted for 32 percent of revenue and SANnet II Blade accounted for 4 percent of revenue.

For the total year 2004, the company expects to report an increase in net revenue to $239.3 million, as compared to $187.4 million for the year 2003 — an increase of approximately 28 percent. Total year 2004 net income is expected to be $11.5 million, or $0.25 per share on a fully diluted basis. On a pro forma basis, total year 2004 net income is expected to be $18.4 million or $0.40 per share on a fully diluted basis. This compares to total year 2003 net income attributable to common shareholders of $12.0 million, or $0.31 per share on a fully diluted basis.

For the fourth quarter of 2004, cash, cash equivalents and short-term investments are expected to increase $11.6 million to $126.2 million.

The comparative numbers for the third quarter of 2004 as noted above reflect the restated figures for that reporting period detailed below.

“The year-end financial statement audit being performed by Dot Hill’s independent registered public accounting firm has taken longer than anticipated, in part due to the simultaneous audit being performed by the company’s independent accountants of management’s evaluation of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002,” said Preston Romm, Dot Hill’s chief financial officer. “We expect to report our final numbers for the fourth quarter and the full year 2004 with the filing of our Annual Report on Form 10-K for the year ended December 31, 2004.”

“Dot Hill finished the year with a strong fourth quarter and posted the most successful year in the company’s history,” said Jim Lambert, Dot Hill’s chief executive officer. “With year-over-year revenue up 28 percent and the corresponding pro forma net income up 56 percent, we have proven that the leverage in our business model is working and will continue to benefit us in the future.  The relationship with our largest OEM customer remains solid and we expect to release exciting new products this year. We believe that we are poised for growth and look forward to the opportunities that lie ahead.

Earnings Guidance

“We are setting guidance for the first quarter of 2005 for net revenue targeted in the range of $58 to $61 million and net income per share targeted in the range of $0.07 to $0.08 on a fully diluted basis, and $0.08 to $0.09 on a pro forma basis. As we continue the ramp of our SANnet II Serial ATA product line with our largest OEM customer and the channel, we anticipate the product line will attain additional cost reductions. We expect an improvement in gross profit for SANnet II Serial ATA at the end of the second quarter of 2005, as we complete the hard tooling of the chassis and the conversion of manufacturing to overseas locales.”

Update on Section 404 of the Sarbanes-Oxley Act of 2002

Under the supervision and with the participation of the company’s management, including its chief executive officer and chief financial officer, Dot Hill is completing its evaluation of the effectiveness of its internal controls as of December 31, 2004 in compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The company is conducting its evaluation based on the framework in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The company’s evaluation, which will conclude that our controls are ineffective, will be set forth in Management’s Annual Report on Internal Control Over Financial Reporting which will be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2004. Based on its evaluation to date, the company expects to disclose internal control deficiencies that constitute material weaknesses relating to its financial closing process, inventory processing and processing related to fixed assets. The company attributes these material weaknesses primarily to its aged enterprise resource planning (ERP) software package and the lack of the proper accounting resources to manage the information as reported by this ERP system given its limitations. Although the company believes its ERP system and personnel have been adequate in prior years in light of the company’s historical business model and stage of development, the company’s rapid revenue growth in recent years and related increase in both the number and complexity of transactions has put a strain on its ERP system and accounting personnel.  In the process of working with Dot Hill’s Audit Committee, certain corrective actions will be taken which will include, but are not limited to, additional accounting resources and improved information technology capabilities.

Restatement of Financial Statements
Dot Hill has identified a data entry error that it has determined had a material impact on its 2004 interim financial statements included in its Forms 10-Q. The company attributes this error to the material weaknesses in its internal control over its financial closing process as described above. In addition, the company has identified other errors pertaining to the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 that it deems immaterial, including: the incorrect classification of certain product costs as operating expenses, the failure to eliminate corresponding revenue and cost of goods sold entries and the presence of duplicate entries. Although management regards certain of these errors as immaterial, the company has determined that it will correct all such errors for each of the periods noted above. While the company is continuing its assessment of the magnitude of such errors, the company’s preliminary assessment of the estimated impact of such errors is presented in the following table. The company has included the impact of correcting the errors described above in the company’s preliminary results for the year ended December 31, 2004 discussed in this press release:

(in thousands)	First Quarter as Reported	First Quarter as Restated	Second Quarter as Reported	Second Quarter as Restated	Third Quarter as Reported	Third Quarter as Restated	Fourth Quarter	2004

Revenue	$48,781	$47,887	$69,604	$68,985	$56,966	$56,957	$65,516	$239,345

Cost of sales	$35,278	$35,712	$52,487	$51,820	$41,439	$42,261	$50,096	$179,889

Gross Profit Margin	$13,503	$12,175	$17,117	$17,165	$15,527	$14,696	$15,420	$59,456

Net income (loss)	$(1,883)	$(2,585)	$5,995	$6,697	$3,628	$3,451	$3,912	$11,475

The company is working to complete its review of these errors and finalize its assessment of the impact on each of the periods referred to above. Once the company’s review is completed and the results are communicated to the company’s independent registered public accounting firm, the company expects to restate its financial statements included in its Forms 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004. Accordingly, investors are cautioned not to rely on the company’s historical financial statements for the periods noted.

The fourth quarter 2004 financial results conference call is scheduled to take place on February 3, 2005 at 4:30 p.m. ET. Please join us for a live audio Webcast at www.dothill.com in the Investor Relations section. If you prefer to join via telephone, please dial 800-299-0148 (U.S.) or 617-801-9711 (International) at least five minutes prior to the start of the call and enter passcode 45707645. A replay of the Webcast will be available on the Dot Hill Web site following the conference call. For a telephone replay, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter passcode 15264904.

Dot Hill Systems Corp. is a leader in the innovative design and delivery of storage networking solutions to channel partners worldwide. Its products include the SANnet II family of storage systems, RIO Xtreme™ storage servers, SANscape® storage management software, SANpath® storage networking software and professional training, support and service. For more information, visit Dot Hill on the Web at www.dothill.com.

Dot Hill, the Dot Hill logo, SANnet, SANpath, SANscape, RIVA and RIO Xtreme are trademarks of Dot Hill Systems Corp. All other products and names mentioned herein are trademarks or registered trademarks of their respective owners.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include: statements regarding corrections to be made to past financial results as reported by Dot Hill; the expected timing of the release of finalized financial results; preliminary assessments of final fourth quarter and full year 2004 financial results; preliminary assessments of the scope and magnitude of errors included in the company’s previously issued financial statements; statements regarding Dot Hill’s future revenue; statements regarding continued increases in net revenue, net income and gross profits; the availability of future and current products; the addition of new products to current OEM agreements; and the expected duration of and revenue to be derived from current OEM agreements.  Among the risks that contribute to the uncertain nature of the forward-looking statements include: the risk that the company’s final reported fourth quarter and full year 2004 financial results will differ from those reported in this press release; the risk that the scope and magnitude of the errors included in the company’s previously issued financial statements will be greater than those reported in this press release; the risk that one or more of Dot Hill’s OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill, the risk that one or more of Dot Hill’s suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill, the ability of Dot Hill to complete deals with existing and new customers on favorable terms or at all, unforeseen technological, intellectual property or engineering issues; competition for direct sales from Dot Hill’s OEM customers, the timing of orders for products and shipments and its effect on revenue recognition; and changing customer preferences in the open systems computing market; as well as the additional risks set forth in the forms 8-K, 10-K and 10-Q most recently filed by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

DOT HILL SYSTEMS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE OPERATIONS - PRELIMINARY

(Unaudited - in thousands, except per share information)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2004	2003	2004
Net Revenue	$57,519	$65,516	$187,448	$239,345
Cost of Goods Sold	40,384	50,096	142,550	179,889

Gross Profit	17,135	15,420	44,898	59,456

Operating Expenses:
Sales and marketing	3,820	4,565	14,086	16,839
Research and development	4,258	4,605	11,950	18,241
General and administrative	2,497	2,666	7,418	9,992
Restructuring expenses	—	(50)	—	(434)
In-process research and development				4,700
Total operating expenses	10,575	11,786	33,454	49,338

Operating Income	6,560	3,634	11,444	10,118

Other Income (Expense):
Interest income	460	620	716	2,047
Interest expense	(19)	(91)	(105)	(445)
Gain (loss) on foreign currency transactions, net	(174)	(192)	135	60
Other income (expense), net	(21)	(23)	29	(26)
Total other income, net	246	314	775	1,636
Income Before Income Taxes	6,806	3,948	12,219	11,754

Income Tax Expense	40	36	88	279
Net Income	$6,766	$3,912	$12,131	$11,475

Net Income Attributable to Common Stockholders:
Net income	$6,766	$3,912	$12,131	$11,475
Dividends on preferred stock	—	—	(141)	—

Net income attributable to common stockholders	$6,766	$3,912	$11,990	$11,475

Net Income Per Share:
Basic	$0.16	$0.09	$0.35	$0.26
Diluted	$0.14	$0.08	$0.31	$0.25

Weighted Average Shares Used to Calculate Net Income Per Share:
Basic	43,245	43,630	33,856	43,460
Diluted	47,014	46,083	38,164	46,395

Comprehensive Operations:
Net income	$6,767	$3,912	$12,131	$11,475
Foreign currency translation adjustments	(26)	(63)	30	(45)
Net unrealized gain (loss) on short-term investments	85	(82)	25	(366)
Comprehensive income	$6,826	$3,767	$12,186	$11,064

DOT HILL SYSTEMS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS - PRELIMINARY

(Unaudited - in thousands, except per share information)

	December 31, 2003	December 31, 2004

ASSETS
Current Assets:
Cash, cash equivalents and short-term investments	$191,545	$126,181
Accounts receivable, net of allowance of $467 and $718	14,558	40,788
Inventories	3,158	3,379
Prepaid expenses and other	1,836	2,243
Total current assets	211,097	172,591

Property and equipment, net	4,791	7,859
Goodwill	343	57,111
Other intangibles assets, net	—	7,712
Other assets	2,212	967

Total assets	$218,443	$246,240

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$24,533	$40,512
Accrued compensation	4,459	3,338
Accrued expenses	2,052	3,309
Deferred revenue	1,028	779
Income taxes payable	1,005	539
Other liabilities	—	923
Current portion of restructuring accrual	370	141
Total current liabilities	33,447	49,541

Restructuring accrual, net of current portion	554	37
Borrowings under lines of credit	247	0
Other long-term liabilities	62	169

Total liabilities	34,310	49,747

Stockholders’ Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued and outstanding at December 31, 2003 and December 31, 2004, respectively	—	—
Common stock, $0.001 par value, 100,000 shares authorized, 43,307 and 43,656 shares issued and outstanding at December 31, 2003 and December 30, 2004, respectively	43	44
Additional paid-in capital	275,827	277,102
Deferred compensation	(28)	(8)
Accumulated other comprehensive loss	(263)	(674)
Accumulated deficit	(91,446)	(79,971)
Total stockholders’ equity	184,133	196,493
Total liabilities and stockholders’ equity	$218,443	$246,240

Reconciliation of Differences Between GAAP and Pro Forma Financial Measures

We may from time to time discuss this quarter’s performance and annual performance using the pro forma financial measures presented below. The following table provides a reconciliation of the differences between the pro forma financial measures presented below and the most directly comparable financial measures calculated and presented in accordance with GAAP.

	Three Months Ended
	12/31/03	12/31/04	9/30/04

GAAP Net Income	$6,767	$3,912	$3,451
Add back:
Amortization of intangible assets	—	726	730
Reversal of restructuring accrual	—	(50)	—

Net income, adjusted for the items above	$6,767	$4,588	$4,181

	Three Months Ended
	12/31/03	12/31/04	9/30/04

GAAP Gross Profit %	29.8%	23.5%	25.8%
Add back:
Amortization of intangible assets	—	0.8%	1.0%
Reversal of restructuring accrual	—	-0.1%	—

Gross Profit %, adjusted for the items above	29.8%	24.2%	26.8%

	Three Months Ended
	12/31/03	12/31/04	9/30/04

GAAP diluted EPS	$0.14	$0.08	$0.07
Add back:
Amortization of intangible assets	—	0.02	0.02
Reversal of restructuring accrual	—	—	—

Diluted EPS, adjusted for the items above	$0.14	$0.10	$0.09

	Twelve Months Ended
	12/31/03	12/31/04

GAAP Net Income	$12,131	$11,475
Add back:
Charge for in-process R & D		4,589
Amortization of intangible assets	—	2,441
Write-off of discontinued inventory	—	367
Reversal of restructuring accrual	—	(424)

Net income, adjusted for the items above	$12,131	$18,448

	Twelve Months Ended
	12/31/03	12/31/04

GAAP Gross Profit %	24.0%	24.8%
Add back:
Amortization of intangible assets	—	0.8%
Write-off of discontinued inventory	—	0.2%

Gross profit, adjusted for the items above	24.0%	25.8%

	Twelve Months Ended
	12/31/03	12/31/04

GAAP diluted EPS	$0.31	$0.25
Add back:
Charge for in-process R & D		0.10
Amortization of intangible assets	—	0.05
Write-off of discontinued inventory	—	0.01
Reversal of restructuring accrual	—	(0.01)

Diluted EPS, adjusted for the items above	$0.31	$0.40

The pro forma measures provided above, which remove the charge for in-process research and development incurred in connection with our acquisition of Chaparral, the related expense resulting from the amortization of intangible assets with finite lives (acquired in connection with the acquisition Chaparral), the write-off of discontinued NAS inventory and the impact of reversing of a portion of our restructuring accrual related to our former New York office from the most directly comparable GAAP measures, are included as an additional clarifying item to aid readers of the financial statements in further understanding the Company’s quarterly and annual performance and the impact that certain items and events had on the financial results. The pro forma financial measures provided above should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

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